Exhibit 99.1

QuinStreet Reports First Quarter Fiscal Year 2020 Financial Results

•	Reports double-digit growth and record quarterly revenue
•	Maintains FY20 revenue and EBITDA outlook
•	Initiates Goldman Sachs-led process to review strategic alternatives

FOSTER CITY, CA – November 7, 2019 -- QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace products and technologies, today announced financial results for the first quarter ended September 30, 2019.

For the first quarter, the Company reported revenue of $126.6 million, an increase of 12% year-over-year, and GAAP net income of $1.1 million, or $0.02 per diluted share.

Adjusted net income for the first quarter was $6.2 million, or $0.12 per diluted share. Adjusted EBITDA for the first quarter was $9.4 million, or 7.5% of revenue.

During the first quarter, the Company generated $9.5 million in operating cash flow and closed the quarter with $70.5 million in cash and equivalents.

“As projected, we set another revenue record in the September quarter, our fiscal Q1. More importantly, the changes we announced last quarter to improve execution and regain momentum are already paying off, and we expect accelerating effects as we move forward,” commented Doug Valenti, QuinStreet CEO.

“We are maintaining our full fiscal year outlook for both revenue and EBITDA.  Our gross margin in Q1 reflected relatively heavy investment in new media opportunities for our fast-growing Financial Services businesses. We have already made good progress optimizing to a higher media margin in Q2. We expect investments in new media opportunities to contribute to continued strong revenue growth. We are also seeing a mix shift to higher margin businesses more generally, and we are beginning the ramps of new businesses with SaaS-like margins including, but not limited to, QRP, our insurance agency management platform.”

The Company also announced that it has retained Goldman Sachs & Co. LLC to lead a process to review strategic alternatives. The Board will undertake a broad review of the potential alternatives to enhance shareholder value. The Board has not set a timetable for the conclusion of its review of strategic alternatives, and, following the earnings call, we do not intend to provide updates until the Company has determined that further disclosure is necessary or appropriate. There can be no assurances that the review of strategic alternatives will result in a transaction or other outcome.

“We remain enthusiastic and confident about our long-term market opportunity, assets and capabilities, and we are maintaining our outlook for both revenue and EBITDA for full fiscal year 2020.  We once again demonstrated our ability to drive results in fiscal Q1, and our initiatives to improve execution are already having a strong positive impact across the business. We expect strong results in fiscal Q2. That said, a recent increase in M&A and industry activity in our markets, combined with inbound interest, indicate the need to assess our mix of businesses, structure, and independence to be sure we are best positioned to maximize current and long-term shareholder value,” continued Doug Valenti, QuinStreet CEO.

Reconciliations of adjusted net income to GAAP net income, adjusted EBITDA to GAAP net income, and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-458-4121 (US callers) or +1 323-794-2597 (international callers.) A replay of the conference call will be available beginning approximately two hours after the completion of the call by entering: https://event.mymeetingroom.com/Public/WebRegistration/ZW5jPXNhQWNoekF6VkljS3J0cTZJMDhIOFZUMCtWSVg2VjJGNFIzcUF2RFcrcSt3WU5HZTN0M3lzQ1dnd1lMOXlFSlR6azZPRkYvejFOS0dYeFVGbktCR0ZBPT0=, registering your name and using passcode # 2521392 to join. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media. QuinStreet is committed to providing consumers and businesses with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less provision for (benefit from) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense (income), net, acquisition costs, contingent consideration adjustment and shareholder litigation expense disclosed in our Annual Report on Form 10-K. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, shareholder litigation expense, disclosed in our Annual Report on Form 10-K, and release of deferred tax valuation allowance, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income,adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as shareholder litigation expense, acquisition costs, contingent consideration adjustment and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our Adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, contingent consideration adjustment and release of deferred tax valuation allowance), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company's ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company's business; the Company's ability to access and monetize Internet users on mobile devices; the Company's ability to attract and retain qualified executives and employees; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company's ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2019, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$70,517	$62,522
Accounts receivable, net	74,615	75,628
Prepaid expenses and other assets	6,168	5,228
Total current assets	151,300	143,378
Property and equipment, net	5,400	5,410
Operating lease right-of-use assets	12,114	—
Goodwill	82,544	82,544
Other intangible assets, net	33,178	35,118
Deferred tax assets, noncurrent	52,048	52,149
Other assets, noncurrent	5,674	6,012
Total assets	$342,258	$324,611
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,020	$37,093
Accrued liabilities	37,699	36,878
Deferred revenue	839	761
Other liabilities	9,015	8,967
Total current liabilities	87,573	83,699
Operating lease liabilities, noncurrent	11,850	—
Other liabilities, noncurrent	14,744	18,083
Total liabilities	114,167	101,782
Stockholders' equity:
Common stock	51	50
Additional paid-in capital	293,866	289,768
Accumulated other comprehensive loss	(335)	(366)
Accumulated deficit	(65,491)	(66,623)
Total stockholders' equity	228,091	222,829
Total liabilities and stockholders' equity	$342,258	$324,611

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Net revenue	$126,614	$112,869
Cost of revenue (1)	113,189	96,813
Gross profit	13,425	16,056
Operating expenses: (1)
Product development	3,556	3,305
Sales and marketing	2,363	2,044
General and administrative	5,825	5,394
Operating income	1,681	5,313
Interest income	72	66
Interest expense	(212)	—
Other expense, net	(257)	(67)
Income before income taxes	1,284	5,312
Provision for income taxes	(152)	(15)
Net income	$1,132	$5,297

Net income per share:
Basic	$0.02	$0.11
Diluted	$0.02	$0.10

Weighted average shares used in computing net income per share:
Basic	50,845	48,663
Diluted	53,326	52,441

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,490	$1,539
Product development	484	401
Sales and marketing	421	284
General and administrative	1,253	887

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Cash Flows from Operating Activities
Net income	$1,132	$5,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,812	1,648
Provision for sales returns and doubtful accounts receivable	129	245
Stock-based compensation	4,648	3,111
Non-cash lease expense	(176)	—
Deferred income taxes	116	—
Other adjustments, net	212	(145)
Changes in assets and liabilities:
Accounts receivable	884	2,779
Prepaid expenses and other assets	(637)	(682)
Accounts payable	2,998	1,657
Accrued liabilities	(2,770)	(3,919)
Deferred revenue	78	166
Other liabilities, noncurrent	115	70
Net cash provided by operating activities	9,541	10,227
Cash Flows from Investing Activities
Capital expenditures	(544)	(334)
Internal software development costs	(507)	(596)
Other investing activities	—	145
Net cash used in investing activities	(1,051)	(785)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	1,827	2,144
Payment of withholding taxes related to release of restricted stock, net of share settlement	(2,358)	(5,857)
Net cash used in financing activities	(531)	(3,713)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	36	90
Net increase in cash, cash equivalents and restricted cash	7,995	5,819
Cash, cash equivalents and restricted cash at beginning of period	62,536	65,588
Cash, cash equivalents and restricted cash at end of period	$70,531	$71,407
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$70,517	$70,519
Restricted cash included in other assets, noncurrent	14	888
Total cash, cash equivalents and restricted cash	$70,531	$71,407

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Net income	$1,132	$5,297
Amortization of intangible assets	1,935	734
Stock-based compensation	4,648	3,111
Acquisition costs	295	172
Shareholder litigation expense	—	13
Tax impact of non-GAAP items	(1,766)	(1,959)
Adjusted net income	$6,244	$7,368

Adjusted diluted net income per share	$0.12	$0.14

Weighted average shares used in computing adjusted diluted net income per share	53,326	52,441

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Net income	$1,132	$5,297
Interest and other expense, net	397	1
Provision for income taxes	152	15
Depreciation and amortization	2,812	1,648
Stock-based compensation	4,648	3,111
Acquisition costs	295	172
Shareholder litigation expense	—	13
Adjusted EBITDA	$9,436	$10,257

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NOMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Net cash provided by operating activities	$9,541	$10,227
Capital expenditures	(544)	(334)
Internal software development costs	(507)	(596)
Free cash flow	$8,490	$9,297
Changes in operating assets and liabilities	(668)	(71)
Normalized free cash flow	$7,822	$9,226